                                IMAX CORPORATION

                                  Exhibit 99.1


[IMAX LOGO]


IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


         IMAX CORPORATION REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

HIGHLIGHTS

- Company reports earnings and revenues ahead of management guidance and the First Call mean, and reaffirms earnings guidance for full year 2004.

- Company reports best signings quarter in seven years, with contracts for 15 new IMAX(R) theatre systems.

- Deals with top North American commercial exhibitors bring total signings year-to-date to 25, closing in on Company's goal of 30-35 for 2004.

-  First Hollywood IMAX(R) 3D full-length animated feature film, The Polar
   Express: AN IMAX 3D Experience, hits theatres as a day-and-date release on November 10.

TORONTO - October 28, 2004 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported net earnings of $0.05 per diluted share for the three months ended September 30, 2004, significantly ahead of management's guidance for a breakeven quarter and the First Call mean of $0.01. This compares to a net loss of $0.07 per diluted share for the three months ended September 30, 2003. Excluding a half-cent gain from discontinued operations, earnings from continued operations were $0.04 in the third quarter of this year, as compared to a loss from continued operations of $0.07 in the year-ago quarter.

The Company's consolidated revenues were $31.8 million for the third quarter 2004, compared to $21.2 million reported for the prior year period. IMAX Systems revenue was $21.3 million versus $11.5 million in the prior year period, as the Company recognized revenue on six theatre systems versus one in the third quarter of 2003. Film revenue was $6.1 million versus $5.3 million in the same period last year, and Theatre Operations revenue increased to $3.7 million from $3.4 million. Other revenues decreased to $0.8 million in the third quarter of 2004 from $1.1 million in the same period last year. The Company also increased its cash position to $20.7 million at the end of September from $17.0 million at the end of June.

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Page 2

"In the third quarter, we not only met our financial goals, with net earnings, revenues and cash beating expectations, but we also continued to hit our strategic goals, demonstrating strong progress towards our objective of making IMAX(R) theatres synonymous with a premium-priced destination in the commercial entertainment marketplace," said IMAX Co-Chief Executive Officers Richard L Gelfond and Bradley J. Wechsler, "Our financial results are now starting to reflect the traction we are seeing in the commercial exhibition marketplace and we believe we are on track to meet our previously stated goal of earnings for the full year of $0.25 per share, before refinancing costs of $0.02 per share."

The Company reached agreement for the sale or lease of 15 theatre systems in the September quarter, marking its best quarter for signings since the fourth quarter of 1997. These signings, which have a total value of $21.9 million, represent a 200% increase in signings versus the third quarter of last year and a significant acceleration from the four system signings reported in the second quarter of the year and six signings reported in the first quarter. For the first nine months of the year, the Company reached agreement for the sale or lease of 25 theatre systems, as many as were signed in the full year 2003. These third quarter signings represent a 39% increase from the 18 systems signings reported for the comparable nine-month period in 2003, and move the Company closer to its stated target of 30-35 signings for the full year.

Signings during the third quarter included agreements with three of the world's largest exhibitors, National Amusements Inc., Cinemark USA, and Cinepolis, which represent eleven scheduled installations with an opportunity to expand to as many as twenty-three IMAX systems. In August, National Amusements, parent company of Viacom and the sixth largest domestic exhibitor, signed an agreement for six theatre systems with an option to expand that to as many as eighteen. Four of these new IMAX(R) MPX(TM) systems will be installed during the fourth quarter, demonstrating the short time frame required for an exhibitor to retrofit an existing multiplex theatre to incorporate the IMAX MPX system. Also in August, Cinemark, the number-three domestic operator, signed an agreement for two IMAX systems, growing its IMAX theatre commitment from five to seven. In September, Cinepolis, the largest exhibitor in Latin America and the eighth largest in the world, ordered three IMAX systems, the first of which is expected to install this Fall at Mexico City's Cinepolis Perisur multiplex, the highest-grossing multiplex in the country.

"The IMAX commercial theatre network continues to grow, as we just completed the best quarter in seven years in terms of signings, which serve as the best forward indicator of our near-term growth and predictor of financial results," continued Messrs. Gelfond and Wechsler, "The success that many of our customers are experiencing with IMAX DMR(R) films is leading to increased interest from exhibitors around the world, and we have not seen this level of inquiries in more than five years."

During the third quarter, IMAX theatres exhibited two major Hollywood blockbuster films, both of which demonstrated the broad audience appeal and strong box office "legs" characteristic of an IMAX DMR film. Warner Bros. Pictures' Harry Potter and the Prisoner of Azkaban: The IMAX Experience and Spider-Man 2: The IMAX Experience from Sony's Columbia Pictures, which became the fourth major Hollywood studio to release an event film in IMAX's format, shared screen-time throughout the summer, generating a strong combined box office for commercial exhibitors.

Also during the quarter, IMAX and Warner Bros. Pictures announced that they would jointly produce their second original IMAX(R) 3D film, Denizens of the Deep, for release in 2006. This is Warner Bros. Pictures' sixth film commitment to IMAX theatres in just the past 18 months, and follows on the heels of NASCAR 3D: The IMAX Experience, a film that has already grossed more than $19 million.


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In just two weeks, on November 10, IMAX will release the much-anticipated 3D version of Warner Bros. Pictures' major holiday film, The Polar Express. The 3D IMAX DMR version of this Robert Zemeckis film, based on the classic children's book and starring Tom Hanks, will open day-and-date, or simultaneously, with the film's 35mm 2D release, and marks the first-ever release of a full-length Hollywood event film in the unparalleled IMAX 3D format.

"A proven 'win' at the box office and with consumers, Hollywood event films converted to IMAX's format are helping to drive the top-line results sought by commercial exhibitors to generate strong financial returns on their IMAX systems," concluded Messrs. Gelfond and Wechsler. "We are pleased with the performance of our summer event films and look forward to the day-and-date release of The Polar Express, the first-ever Hollywood feature film in IMAX 3D. We expect consumer reaction and recent box office successes to continue to accelerate our ongoing discussions with other major studios and believe that 2005 will be our best year ever for Hollywood films in IMAX theatres."

For the nine-month period ended September 30, 2004, the Company's consolidated revenues were $88.5 million as compared to $89.3 million in the prior year period. Systems revenue was $57.8 million versus $55.9 million in the prior year period, with the Company recognizing revenue on thirteen theatre systems versus fifteen theatre systems in the year-ago period. Film revenue was $17.2 million, as compared to $19.6 million for the nine months ended September 30, 2003. Theatre operations revenue was $11.2 million for the nine months ended September 30, 2004, as compared to $10.1 million in the same period last year. Other revenues were $2.3 million, as compared to $3.7 million in the same period last year. The Company reported net earnings of $0.06 per diluted share for the nine months ended September 30, 2004, as compared to net earnings of $0.02 per diluted share for the prior year period.

The Company will host a conference call to discuss these results at 10:30 AM ET. To access the call interested parties should call (719) 457-2657 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 827961.


                                       ###

ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX and IMAX 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX DMR (Digital Re-mastering) that makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family entertainment experiences. As of September 30, 2004, there were more than 235 IMAX theatres operating in 35 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.


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Page 4

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.


For additional information please contact:


MEDIA:                                      ANALYSTS:
IMAX CORPORATION, New York                  IMAX CORPORATION, New York
Romi Schutzer                               Cheryl Cramer
212-821-0144                                212-821-0121
rschutzer@imax.com                          ccramer@imax.com

ENTERTAINMENT MEDIA:                        BUSINESS MEDIA:
Newman & Company, Los Angeles               Sloane & Company, New York
Al Newman                                   Whit Clay
818-784-2130                                212-446-1864
asn@newman-co.com                           wclay@sloanepr.com



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                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)


                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                              -----------------------------   ----------------------------
                                                                   2004            2003            2004           2003
                                                              -------------   -------------   -------------  -------------
REVENUE
IMAX systems                                                  $      21,309   $      11,455   $      57,811  $      55,913
Films                                                                 6,076           5,275          17,166         19,570
Theater operations                                                    3,689           3,367          11,203         10,142
Other                                                                   753           1,131           2,276          3,702
                                                              -------------   -------------   -------------  -------------
                                                                     31,827          21,228          88,456         89,327
COSTS OF GOODS AND SERVICES                                          17,356          11,538          47,014         49,352
                                                              -------------   -------------   -------------  -------------
GROSS MARGIN                                                         14,471           9,690          41,442         39,975

Selling, general and administrative expenses                          7,587           8,265          24,541         24,864
Research and development                                              1,019             952           3,034          2,833
Amortization of intangibles                                             240             181             545            473
Income from equity-accounted investees                                   --            (228)             --           (501)
Receivable provisions, net of (recoveries)                                2            (425)           (965)           264
                                                              -------------   -------------   -------------  -------------
EARNINGS FROM OPERATIONS                                              5,623             945          14,287         12,042

Interest income                                                         439             105             664            515
Interest expense                                                     (4,378)         (3,606)        (12,566)       (11,949)
Loss on retirement of notes                                              --            (146)           (784)          (333)
Recovery on long-term investments                                        --             355              --            355
                                                              -------------   -------------   -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                       1,684          (2,347)          1,601            630
Recovery of (provision for) income taxes                                (84)           (163)            255            400
                                                              -------------   -------------   -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                        1,600          (2,510)          1,856          1,030
Net earnings (loss) from discontinued operations                        200            (144)            600           (292)
                                                              -------------   -------------   -------------  -------------
NET EARNINGS (LOSS)                                           $       1,800   $      (2,654)  $       2,456  $         738
                                                              =============   =============   =============  =============

EARNINGS PER SHARE:
Earnings per share - basic and diluted:
  Net earnings (loss) from continuing operations              $         0.04  $        (0.07) $         0.05 $         0.03
  Net earnings (loss) from discontinued operations            $         0.01  $           --  $         0.01 $        (0.01)
                                                              --------------  --------------  -------------- --------------
  Net earnings (loss)                                         $         0.05  $        (0.07) $         0.06 $         0.02
                                                              ==============  ==============  ============== ==============

Weighted average number of shares outstanding (000's):
     Basic                                                           39,316          37,091          39,310         34,592
     Diluted                                                         39,892          37,091          39,711         35,124

Additional disclosure:

Depreciation and amortization (1)                             $       3,980   $       2,400   $      10,537  $       8,243

(1) Includes $0.3 million and $0.9 million in amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2004 (2003 - $0.2 million, $0.5 million)



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Page 6
                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)


                                                       SEPTEMBER 30,
                                                           2004        DECEMBER 31,
                                                        (UNAUDITED)        2003
                                                       -------------   ------------
ASSETS
Cash and cash equivalents                                $  20,664      $  47,282
Restricted cash                                               --            4,961
Accounts receivable, net of allowance for doubtful
  accounts of $7,902 (2003 - $7,278)                        17,574         13,887
Financing receivables                                       60,774         56,742
Inventories                                                 27,374         28,218
Prepaid expenses                                             3,480          1,902
Film assets                                                    734          1,568
Fixed assets                                                31,357         35,818
Other assets                                                13,275         13,827
Deferred income taxes                                        4,545          3,756
Goodwill                                                    39,027         39,027
Other intangible assets                                      3,116          3,388
                                                         ---------      ---------
   Total assets                                          $ 221,920      $ 250,376
                                                         =========      =========

LIABILITIES
Accounts payable                                         $   6,633      $   5,780
Accrued liabilities                                         53,792         43,794
Deferred revenue                                            50,640         63,344
New Senior Notes due 2010                                  160,000        160,000
Old Senior Notes due 2005                                     --           29,234
                                                         ---------      ---------
   Total liabilities                                       271,065        302,152
                                                         ---------      ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock - no par value. Authorized -
  unlimited number. Issued and outstanding -
  39,315,491 (2003 - 39,301,758)                           115,653        115,609
Other equity                                                 3,290          3,159
Deficit                                                   (168,733)      (171,189)
Accumulated other comprehensive income                         645            645
                                                         ---------      ---------
Total shareholders' deficit                                (49,145)       (51,776)
                                                         ---------      ---------
Total liabilities and shareholders' equity (deficit)     $ 221,920      $ 250,376
                                                         =========      =========